EXHIBIT 23.3
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                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


            As independent petroleum engineers, we hereby consent to the incorporation by reference into this registration statement on Form S-8 our report and estimates, as of February 6, 1997, of the reserves and present value of future net reserves of 3DX Technologies Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996.


Houston, Texas
June 25, 1997